Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-233979, 333-236893, 333-253375, and 333-261964 on Form S-8 of our reports dated March 1, 2022, relating to the financial statements of Oportun Financial Corporation and subsidiaries and the effectiveness of Oportun Financial Corporation and subsidiaries’ internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

San Francisco, CA
March 1, 2022